UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 21, 2026

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6465 South Rainbow Boulevard
Las Vegas, Nevada 89118
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BYD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2026 (the “Closing Date”), Boyd Gaming Corporation (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “New Credit Agreement”) among the Company, certain direct and indirect subsidiaries of the Company as guarantors (the “Guarantors”), Bank of America, N.A., as administrative agent, collateral agent and letter of credit issuer, Wells Fargo Bank, National Association, as swingline lender, and certain other financial institutions party thereto as lenders. The New Credit Agreement amends and restates that certain Credit Agreement (the “Prior Credit Agreement”), dated as of March 2, 2022, among the Company, Bank of America, N.A., as administrative agent, collateral agent and letter of credit issuer, Wells Fargo Bank, National Association, as swingline lender, and certain other financial institutions party thereto as lenders.

The New Credit Agreement provides for (i) a $1,450.0 million senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $1,200.0 million senior secured term A loan delayed draw facility (the “Term A Loan Facility”, and the loans thereunder, the “Term A Loans”). The Revolving Credit Facility and the Term A Loan Facility mature on the fifth anniversary of the Closing Date (or earlier upon the occurrence or non-occurrence of certain events). Term A Loans are available to be drawn until July 1, 2027 in up to a maximum of four (4) borrowings, provided that, on February 1, 2026, the remaining borrowings available under the Term A Loan Facility will be reduced by an amount equal to the greater of Term A Loans previously made and $400.0 million. Proceeds from the New Credit Agreement were used to refinance all outstanding obligations under the Prior Credit Agreement and to fund transaction costs in connection with the New Credit Agreement and may be used for working capital and other general corporate purposes.

The New Credit Agreement includes an accordion feature which permits the incurrence of one or more new tranches of revolving credit commitments or term loans and increases to the Revolving Credit Facility and Term A Loan Facility in an aggregate amount up to the sum of (i) the greater of (x) $1,250.0 million and (y) 100% of Consolidated EBITDA (as defined in the New Credit Agreement), (ii) the amount of certain voluntary prepayments of senior secured indebtedness of the Company and (iii) the maximum amount of incremental commitments which, after giving effect thereto, would not cause the Consolidated First Lien Net Leverage Ratio (as defined in the New Credit Agreement) to exceed 3.00 to 1.00 on a pro forma basis, in each case, subject to the satisfaction of certain conditions.

Pursuant to the terms of the New Credit Agreement (i) the loans under the Term A Loan Facility will amortize in an annual amount equal to 5.00% of the original principal amount thereof, commencing with the first full fiscal quarter ending after the earlier of (x) the date the Term A Loans have been fully funded and (y) July 1, 2027, payable on a quarterly basis, and (ii) beginning with the fiscal year ending December 31, 2026, the Company will be required to use a portion of its annual excess cash flow to prepay loans outstanding under the New Credit Agreement if the Consolidated Total Net Leverage Ratio (as defined in the New Credit Agreement) exceeds certain thresholds set forth in the New Credit Agreement.

The interest rate on the outstanding balance from time to time of the Revolving Credit Facility and the Term A Loan Facility is based upon, at the Company’s option, either: (i) a rate based on the Secured Overnight Financing Rate (“SOFR”) administered by the Federal Reserve Bank of New York, or (ii) the base rate, in each case, plus an applicable margin. Such applicable margin is a percentage per annum determined in accordance with a specified pricing grid based on the Consolidated Total Net Leverage ratio and ranges from 1.25% to 2.25% (if using SOFR) and from 0.25% to 1.25% (if using the base rate). A fee of a percentage per annum (which ranges from 0.20% to 0.35% determined in accordance with a specified pricing grid based on the Consolidated Total Net Leverage Ratio) will be payable on the unused portions of the Revolving Credit Facility and the Term A Loan Facility. The rates based on SOFR will be determined based upon, at the Company’s option, (i) a forward-looking SOFR term rate administered by CME Group Benchmark Administration Limited or any successor administrator, and based on interest periods of one, three or six months or such other interest period that is twelve months or less subject to the consent of all applicable lenders and the administrative agent, or (ii) a daily SOFR rate published by the Federal Reserve Bank of New York. The “base rate” under the New Credit Agreement is the highest of (x) Bank of America’s publicly-announced prime rate, (y) the federal funds rate published by the Federal Reserve Bank of New York plus 0.50%, or (z) the SOFR rate for a one month interest period plus 1.00%.

Amounts outstanding under the New Credit Agreement may be prepaid without premium or penalty, and the unutilized portion of the commitments may be terminated without penalty, subject to certain conditions.

The New Credit Agreement contains certain financial and other covenants, including, without limitation, various covenants (i) requiring the maintenance of a minimum consolidated interest coverage ratio on a quarterly basis, (ii) requiring the maintenance of a maximum Consolidated Total Net Leverage Ratio on a quarterly basis, (iii) imposing limitations on the incurrence of indebtedness and liens, (iv) imposing limitations on transfers, sales and other dispositions and (v) imposing restrictions on investments, dividends and certain other payments. Subject to certain exceptions, the Company may be required to repay the amounts outstanding under the New Credit Agreement in connection with certain asset sales and issuances of certain additional non-permitted or refinancing indebtedness.

The description of the New Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the New Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	Amended and Restated Credit Agreement, dated as of January 21, 2026, among the Company, the Guarantors, Bank of America, N.A., as administrative agent, collateral agent and letter of credit issuer, Wells Fargo Bank, National Association as swingline lender, and certain other financial institutions party thereto as lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2026	Boyd Gaming Corporation

	By:	/s/ Josh Hirsberg
Josh Hirsberg
Executive Vice President, Chief Financial Officer and Treasurer